STOCK EXCHANGE AGREEMENT

This Stock Exchange Agreement (the “Agreement”) dated as of May 29, 2009, by and between Shrink Nanotechnologies, Inc. a Delaware corporation (“SHRINK”) and Marshall Khine, an individual (“Khine”).  SHRINK and Khine are each hereinafter referred to individually as a “party” and collectively as the “parties.”

WHEREAS, SHRINK and Khine have each determined that the transactions contemplated by this Agreement, on the terms and conditions hereof, would be advantageous and beneficial to their respective interests.

WHEREAS, the parties desire to consummate the transactions contemplated herein, pursuant to which SHRINK will transfer to Khine (i) eight million eight hundred and eighty eight (8,888,888) of its restricted par value $0.001 common shares and (ii) fifty (50) of its Series C Preferred Shares (collectively, the “SHRINK Shares”), and in exchange for the SHRINK Shares, Khine will transfer one hundred (100) $0.001 common shares (the “Khine Shares”) of Shrink Technologies, Inc., a California corporation, to SHRINK.

WHEREAS, the Khine Shares are all of the issued and outstanding shares, including any class, of Shrink Technologies, Inc. equity.

WHEREAS, for United States federal income tax purposes, the transactions contemplated hereby are intended to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Code, together with all rules and regulations issued thereunder and this Agreement is intended to be adopted as a plan of reorganization for purposes of Section 368 of the Code.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1. DEFINITIONS.  As used herein, the following terms shall have the following meanings:

▪	“Act” means the Securities Act of 1933, as amended, and the rules and regulations issued in respect thereto.

▪	“Code” means the Internal Revenue Code of 1986, as amended.

▪	“Commission” means the Securities and Exchange Commission.

▪
“Encumbrance” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

▪
“Law” means any law, statute, regulation, rule, ordinance, requirement or other binding action or requirement of any governmental, regulatory or administrative body, agency or authority or any court of judicial authority.

▪
“Order” means any decree, order, judgment, writ, award, injunction, stipulation or consent of or by any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign.

▪
“Person” means any individual, corporation, general or limited partnership, joint venture, association, limited liability company, joint stock company, trust, business, bank, trust company, estate (including any beneficiaries thereof), unincorporated entity, cooperative, association, government branch, agency or political subdivision thereof or organization of any kind.

▪	“Transaction Documents” means any ancillary contracts, agreements or other documents that are to be entered into in connection with the transactions contemplated hereby.

ARTICLE II
AUTHORIZATION AND SALE OF STOCK

Section 2.1                                Authorization of the Shares.  SHRINK has authorized the issuance and exchange of the SHRINK Shares for the Khine Shares, and Khine has agreed to exchange the Khine Shares for the SHRINK Shares, pursuant to the terms and conditions fully set forth in this Agreement.

Section 2.2                                Exchange of Shares. Subject to the terms and conditions hereof, contemporaneously with the execution of this Agreement, SHRINK will issue to Khine the SHRINK Shares, in exchange for the Khine Shares, and Khine shall cause to be transferred to SHRINK, all right, title and interest in the Khine Shares to SHRINK, in exchange for the SHRINK Shares.

ARTICLE III
CLOSING DATE; DELIVERY; CLOSING FINANCING

Section 3.1                                Closing Date. The consummation of the exchange of the SHRINK Shares and the Khine Shares (the “Closing”) shall be held at the offices of Shrink, located at 2038 Corte del Nogal, Suite 110, Carlsbad, California 92011, contemporaneously with the execution of this Agreement or at such other time and place as SHRINK and Khine mutually agree upon in writing (the “Closing Date”).

Section 3.2                                Delivery.  At the Closing, SHRINK shall deliver to Khine, certificate(s) representing the SHRINK Shares, and Khine shall deliver to SHRINK certificate(s) representing the Khine Shares.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF shrink

SHRINK hereby represents and warrants to Khine, as of the date of this Agreement and as of the Closing Date, as follows:

Section 4.1                                Organization. SHRINK is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would be reasonably likely to have a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), prospects, value, property or results or operations (a "Material Adverse Effect") of SHRINK.

Section 4.2                                Valid Issuance of Common Stock.  The SHRINK Shares, when issued and paid for in accordance with this Agreement will be duly authorized, validly issued, fully paid, and non-assessable, and issued in compliance with all applicable federal or state securities laws.

Section 4.3                                Assumption of Debt.  As of the date of this Agreement, SHRINK is presently indebted to Noctua Fund LP in the amount of $108,125.44, and this amount is represented in the form of two (2) secured promissory notes (the “Notes”), both of which are attached hereto as Exhibits 1 and 2, respectively.  Subsequent to the execution and effectiveness of this Agreement, SHRINK shall remain bound by the terms and commitments of the Notes.

Section 4.4                                Authority; No Conflict; Required Filings and Consents.

(a)           SHRINK has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, including the acquisition of the Khine Shares. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of SHRINK. This Agreement has been duly executed and delivered by SHRINK, and constitutes the valid and binding obligation of SHRINK, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

(b)           The execution and delivery by SHRINK of this Agreement does not, and consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of SHRINK, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which SHRINK is a party or by which any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SHRINK or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Material Adverse Effect on SHRINK and its subsidiaries, taken as a whole.

(c)           No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required by or with respect to SHRINK in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would be reasonably expected to have a Material Adverse Effect on SHRINK and its subsidiaries, taken as a whole.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF KHINE

Khine hereby represents and warrants to SHRINK, at and as of the date of this Agreement and as of the Closing, as follows:

Section 5.1                                Authority; No Conflict; Required Filings and Consents.

(a)           Khine has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, including the acquisition of the SHRINK Shares. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Khine.  This Agreement has been duly executed and delivered by Khine, and constitutes the valid and binding obligation of Khine, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

(b)           The execution and delivery by Khine of this Agreement does not, and consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any agreement Khine has with any third party, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Khine is a party or by which any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Khine or any of his properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Material Adverse Effect on Khine’s business affairs, taken as a whole.

(c)           No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Khine in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would be reasonably expected to have a Material Adverse Effect on Khine and its subsidiaries, taken as a whole.

Section 5.4                                Restricted Securities. Khine understands that the SHRINK Shares are characterized as “restricted securities” under applicable U.S. federal and state securities laws inasmuch as they are being acquired from SHRINK in a transaction not involving a public offering and that, pursuant to these laws and applicable regulations, Khine must hold the SHRINK Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Khine further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the SHRINK Shares, and on requirements relating to SHRINK which are outside of SHRINK's control, and which SHRINK is under no obligation and may not be able to satisfy.

Section 5.5                                Legends.  Khine understands that the SHRINK Shares, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(a)           “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

(b)           Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

ARTICLE VI
MISCELLANEOUS

Section 6.1                                Governing Law.  This Agreement shall be governed in all respects by the laws of the State of California (without reference to its conflicts of laws principles).

Section 6.2                                Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

Section 6.3                                Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

Section 6.4                                Entire Agreement; Amendment; Waiver; Modification.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of SHRINK and Khine.  Either Party to this Agreement may unilaterally waive, in writing, any section or portion thereof, of this Agreement.  Any modification of this Agreement must be made in writing and executed by both Parties to the Agreement.

Section 6.5                                Notices and Other Communications.  Every notice or other communication required or contemplated by this Agreement by either party shall be delivered either by (i) personal delivery, (ii) postage prepaid return receipt requested registered or certified mail or the equivalent of registered or certified mail under the laws of the country where mailed, (iii) nationally recognized overnight courier, such as Federal Express or UPS, or (iv) facsimile with a confirmation copy sent simultaneously by postage prepaid, return receipt requested, registered or certified mail at such address as the intended recipient previously shall have designated by written notice to the other party (with copies to counsel as may be indicated on the signature page).  Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the fifth (5th) business day after it was deposited in the mail.  All notices delivered in person or sent by courier shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery; notices delivered by facsimile with simultaneous confirmation copy by registered or certified mail shall be deemed delivered to and received by the addressee and effective on the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

Section 6.7                                Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.8                                California Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

Section 6.09                                Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth in the first paragraph hereof.

Shrink Nanotechnologies, Inc.                                                       Marshall Khine

_____________________________                                             _______________________________
By: Luis Leung                                                                                     By: Marshall Khine
Its: Chief Executive Officer